UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NATURALLY ADVANCED TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

British Columbia (State or other jurisdiction of incorporation or organization)	98-0359306 (I.R.S. Employer Identification No.)

402-1008 Homer Street, Vancouver, British Columbia (Address of Principal Executive Offices)	V6B 2X1 (Zip Code)

2010 FIXED SHARE OPTION PLAN
(Full title of the plan)

Guy Prevost, Chief Financial Officer
402-1008 Homer Street
Vancouver, British Columbia V6B 2X1
(Name and address of agent for service)

Tel: (604) 683-8582
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-25 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(4)	Amount of registration fee
Common shares	7,057,640 shares	$1.25 per share	$8,822,050.00	$1,024.24

(1)        This registration statement covers shares of our common stock, without par value, issuable pursuant to stock options and other equity incentive awards under our 2010 Fixed Share Option Plan.

(2)        This registration statement shall also cover an indeterminable number of additional shares which may become issuable under the 2010 Fixed Share Option Plan by reason of any stock dividend, stock split, re-capitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares.

(3)        The proposed maximum offering price per share is calculated in accordance with Rule 457(h) of the Securities Act of 1933, as amended, based upon (i) the average exercise price of $1.06 per share with respect to outstanding options under our 2010 Fixed Share Option Plan to purchase 4,751,621 shares, and (ii) the average of the high and low prices of our common stock of $1.635 per share, as reported on the OTC Bulletin Board on March 18, 2011, with respect to the balance of 2,306,019 shares that have been reserved for issuance pursuant to options that may be granted under our 2010 Fixed Share Option Plan.

(4)        The proposed maximum aggregate offering price is based on the proposed maximum offering price per share times the total number of shares to be registered. These amounts are calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

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PART I

INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

This Registration Statement relates to two separate prospectuses.

Section 10(a) Prospectus: Items 1 and 2, from this page, and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus ("prospectus" or "Registration Statement"), constitute a prospectus that meets the requirements of Section 10(a) of the United States Securities Act of 1933, as amended (the "Securities Act").

Reoffer Prospectus: The material that follows Item 2, beginning on Page P-1 up to but not including Part II of this Registration Statement, beginning on Page II-1, of which the reoffer prospectus is a part, constitutes a "reoffer prospectus," prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. Pursuant to Instruction C of Form S-8, the reoffer prospectus may be used for reoffers or resales of shares which are deemed to be "control securities" under the Securities Act that have been acquired by the selling stockholders named in the reoffer prospectus.

Item 1.            Plan Information.

This Registration Statement on Form S-8 relates to a maximum of 7,057,640 shares of common stock, without par value, issuable directly by Naturally Advanced Technologies Inc. ("we" or the "company") under the 2010 Fixed Share Option Plan or pursuant to the exercise of options or other awards that have been or may be granted under the 2010 Fixed Share Option Plan. As set forth in the 2010 Fixed Share Option Plan, any option granted pursuant to a stock option plan previously adopted by the Company that is outstanding at the time the 2010 Fixed Share Option Plan came into effect shall be deemed to have been issued under the 2010 Fixed Share Option Plan and shall be governed by the terms thereof. The Company's shareholders approved the adoption of the 2010 Fixed Share Option Plan at an annual general meeting of shareholders held on September 22, 2010.

We will provide each participant in our 2010 Fixed Share Option Plan (each, a "Participant") with documents that contain information related to our 2010 Fixed Share Option Plan and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not filed as a part of this Registration Statement. The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Participant who receives shares of common stock covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2.            Registrant Information and Employee Plan Annual Information.*

We will provide to each Participant a written statement advising it of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral notice. The statement will include the address and telephone number to which any requests for documents should be directed.

*          Information required by Part I to be contained in Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to Part I of Form S-8.

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REOFFER PROSPECTUS

The date of this prospectus is March 21, 2011

NATURALLY ADVANCED TECHNOLOGIES INC.
402-1008 Homer Street, Vancouver, British Columbia V6B 2X1

7,057,640 SHARES OF COMMON STOCK

This reoffer prospectus relates to 7,057,640 shares of our common stock, without par value, that may be offered and resold from time to time by certain eligible participants (each, an "Eligible Participant") in our "2010 Fixed Share Option Plan" for their own account. Eligible Participants in our 2010 Fixed Share Option Plan consist of employees, directors, officers and consultants of our company or its related entities. Selling stockholders will consist of those Eligible Participants who are "affiliates" of our company (as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act")).

It is anticipated that the selling stockholders will offer shares for sale at prevailing prices on the TSX Venture Exchange, the OTC Bulletin Board or such other securities exchange or securities market (if any) that our common stock may then be traded. We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling stockholders will be borne by us.

The shares of common stock will be issued pursuant to awards granted under our 2010 Fixed Share Option Plan and will be "control securities" under the Securities Act before their sale under this reoffer prospectus. This reoffer prospectus has been prepared for the purposes of registering the shares under the Securities Act to allow for future sales by selling stockholders on a continuous or delayed basis to the public without restriction.

The selling stockholders and any brokers executing selling orders on their behalf may be deemed to be "underwriters" within the meaning of the Securities Act, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

Our common stock is listed on the TSX Venture Exchange under the symbol "NAT". On March 18, 2011, the last reported price of our common stock on the TSX Venture Exchange was Cdn$1.80 per share (equivalent to U.S.$1.83 per share based on the March 18, 2011 exchange rate). Our common stock is quoted on the OTC Bulletin Board under the symbol "NADVF". On March 18, 2011, the last reported price of our common stock quoted on the OTC Bulletin Board was $1.85 per share.

Investing in our common stock involves risks. See "risk factors" starting on page P-5 of this reoffer prospectus. These are speculative securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

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PROSPECTUS SUMMARY

This summary highlights certain information found in greater detail elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. We urge you to read this entire prospectus carefully, including the risks of investing in our common stock discussed under "Risk Factors" and the financial statements and other information that is incorporated by reference into this prospectus, before making an investment decision. In addition, this prospectus summarizes other documents which we urge you to read.

All references in this prospectus to "the Company," "we," "us," "our" or "our company" refer to Naturally Advanced Technologies Inc. and our subsidiaries, unless the context otherwise requires. All dollar amounts refer to United States dollars unless otherwise indicated.

This reoffer prospectus relates to 7,057,640 shares of our common stock, without par value, that may be offered and resold from time to time by certain Eligible Participants in our 2010 Fixed Share Option Plan for their own account. Eligible Participants in our 2010 Fixed Share Option Plan consist of employees, directors, officers and consultants of our company or its related entities. Selling stockholders will consist of those Eligible Participants who are "affiliates" of our company, as defined in Rule 405 under the Securities Act.

Our Business

We are a Green Tech company focused on providing environmentally friendly textile, composite, biomass and pulping solutions through the cost effective process of industrial hemp, flax and other bast fiber crops. We are bringing sustainable bast fiber-based products to market, providing environmentally friendly natural fiber alternatives for a broad range of existing and emerging product applications, with equivalent or superior performance characteristics to cotton, wood or fossil-fuel based competitors. As of the date of this prospectus, our business operations consist of the development and execution of our proprietary processing platforms called CRAiLAR® and CRAiLEXTM technology, which are bast fiber processing technologies targeted at the textile, pulping, composite and plastics industries.

The Naturally Advanced Technologies Solution

Bast fiber from hemp and flax is known to combine attractive performance characteristics with superior agronomic properties, providing sustainable, natural product solutions for a vast range of market applications.

However, two factors have created a barrier to the exploitation of these crops: 1) until recently industrial hemp cultivation was prohibited in much of the developed world, and 2) the technologies had not been developed to transform raw bast fiber into the quality of products that was demanded.

The first barrier is no longer an issue, with commercial hemp cultivation legalized in Canada in 1998. The U.S. is one of the last countries that still actively discourage hemp cultivation.

We believe that we have dismantled the second barrier. In concert with our key technology partners, Alberta Innovates -- Technology Futures (formerly the Alberta Research Council) and the National Research Council, we have developed proprietary technologies (the CRAiLAR® and CRAiLEXTM platforms) to process hemp fiber into superior decorticated bast fiber, organic bast fiber, dissolving pulp and fluff pulp; all environmentally friendly products that are fully fungible with traditional pulp and cotton processing lines. These products offer the comfort apparel, absorbent pulp and paper, and performance apparel sectors the ability to substitute superior natural fiber alternatives into their existing production lines, while unlocking a host of additional commercial opportunities in existing and emerging markets.

We are developing proprietary technology for the engineering, processing and production of textile fibers, composite materials, cellulose pulp, and their resulting byproducts. Developed in collaboration with the National Research Council of Canada and Alberta Innovates -- Technology Futures, the CRAiLAR and CRAiLEX biomass technology platforms offer cost-effective and environmentally friendly processing and production of industrial hemp for global textile, composite material, pulp and paper and energy markets. We have the global exclusive rights to any new intellectual property developed under these collaborations. The technology developed is expected to displace some cotton and organic cotton use in textiles, some polyester and nylon use in performance textiles, some fiberglass use in composite materials, some wood pulp use in pulp and paper applications and some oil and gas use in energy markets. The feedstock sources are environmentally efficient bast fibers such as industrial hemp and flax. During the third quarter of 2008, fiber was spun and then knitted into fabric suitable for T-shirt or other knit garments using the CRAiLAR® Organic Fibers technology.

As a result of testing of CRAiLAR Organic Fibers at NC State University during the third quarter of 2008, we entered into joint development agreements with Hanesbrands and Georgia Pacific Consumer Products. We will be conducting further evaluation of its CRAiLAR Organic Fibers with both commercialization partners over the course of the next several months, with a view to arriving at commercialization terms at the successful conclusion of those trials.

We are organized into two brand platforms to best develop, test and commercialize our technology platforms. These include:

1.     CRAiLAR Organic Fibers: (near term development/ commercialization) The Organic Fibers division is responsible for CRAiLAR applications in the apparel and textile industries. Using the core fiber from the bast fiber crop, CRAiLAR Organic Fibers can be spun into a traditional yarn, or formed into a mat using non woven technology.

2.     CRAiLEX Advanced Materials: (near term development/ commercialization) Focused on applications for our eco-friendly cellulosic pulp, the Advanced Materials division develops technologies for the processing of these cellulose-based fibers in Pulp and Paper, Bioplastics and Performance Apparel industries.

Recent Developments

On September 20, 2010, we announced that we have created a sustainable, commercially viable complement to cotton using flax as a raw material. After successfully transforming hemp fibers into yarns and fabrics with the desirable qualities of cotton, we are now engaged in a strategic shift to use flax fibers as the foundation for the next phase of our proprietary CRAiLAR Organic Fiber technology.

We believe that compared to current cotton prices, flax is a cost-effective raw material for fiber production. The CRAiLAR process can also be used with the stalk portion of the oilseed flax plant -- traditionally cultivated for food and industrial applications -- which would normally be discarded during processing. We believe that making use of this byproduct, in addition to processing fiber-variety flax, enhances CRAiLAR's sustainability factor.

The all-natural, 100%-organic CRAiLAR process removes the binding agents from flax that contribute to its stiff texture. The process bathes bast fibers in a proprietary enzyme wash that transforms them into soft, yet strong and durable textile fibers, which can be used in both fashion and industrial applications. We believe that fibers made through the CRAiLAR process have the comfort and breathability of cotton, with the strength, moisture-wicking properties and shrink-resistance of sturdy bast fibers. Our recent trials have shown that flax can be spun on existing machinery to produce a yarn that can be used alone or blended with other fibers.

On January 18, 2011, we announced that we have joined forces with Hanesbrands Inc. and the U.S. Department of Agriculture's Agricultural Research Service (USDA-ARS) in a cooperative research project designed to cultivate and evaluate the viability of various flax strains for use in CRAiLAR technology. The project takes place in South Carolina and has an initial term of one year with a renewal option for two additional years.

Corporate Organization

We were incorporated under the laws of British Columbia, Canada, on October 6, 1998, under the name "Hemptown Clothing Inc." The current corporate structure is a single public company, incorporated under the Business Corporations Act (British Columbia). On February 22, 2006, our Board of Directors authorized and approved the change in our corporate name to "Naturally Advanced Technologies Inc." and the subsequent filing of the Amendment with the Registrar of Companies for the Province of British Columbia. This name change to Naturally Advanced Technologies Inc. became effective March 21, 2006. Our wholly-owned subsidiaries are as follows:

CRAiLAR® Fiber Technologies Inc.

Our wholly owned subsidiary CRAiLAR® Fiber Technologies Inc. ("CRAiLAR®") was incorporated on April 5, 2005. It was incorporated for the purpose of developing Bast Fiber Technology for uses in textiles, cellulose pulp, paper, and composites.

HTnaturals Apparel Corp.

HTnaturals Apparel Corp. ("HTnaturals") was incorporated under the laws of the Province of British Columbia on December 7, 2007, for the purpose of carrying out the natural and sustainable apparel portion of our business. We, through our wholly owned subsidiary HTnaturals, were also a provider of environmentally sustainable hemp, bamboo, organic cotton and soy blended apparel.

During our fiscal year ended December 31, 2009 we discontinued our apparel division in order to focus our resources on our CRAiLAR® technology.

0697872 B.C. Ltd.

Our wholly-owned subsidiary, 0697872 B.C. Ltd., was incorporated under the laws of the Province of British Columbia on June 18, 2004, and held the title to real property located in Craik, Saskatchewan. We decided against proceeding with the intended use of the property and returned all rights to the town of Craik. As such, we intend to let the registration of this company lapse.

Hemptown USA, Inc.

Our wholly-owned subsidiary, Hemptown USA, Inc., was incorporated under the laws of the State of Nevada on November 22, 2004, for factoring purposes so that business dealings can be accomplished daily without currency valuations and fluctuations, as well as to provide an American base inventory control to customers.

Naturally Advanced Technologies US Inc.

Naturally Advanced Technologies US Inc. was incorporated under the laws of the State of Nevada on August 24, 2010 to manage our U.S. business operations. This company was also issued a Certificate of Authorization by the State of South Carolina to transact business on October 21, 2010.

Our principal offices are located at 402-1008 Homer Street, Vancouver, British Columbia V6B 2X1, our telephone number is (604) 683-8582, and our web site address is www.naturallyadvanced.com.

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below may not be all of the risks facing our company. Additional risks not presently known to us or that we currently consider immaterial may also impair our business operations. You could lose all or part of your investment due to any of these risks.

Risks Related to Our Business

We Have a History of Operating Losses and There Can Be No Assurance We Will Be Profitable in the Future.

We have a history of operating losses, expect to continue to incur losses, may never be profitable, and must be considered to be in the development stage. Further, we have been dependent on sales of our equity securities and debt financing to meet our cash requirements. We have incurred cumulative losses totaling approximately $2,371,809 and $2,781,187, respectively, for the nine month periods ended September 30, 2010 and 2009. As of September 30, 2010, we had accumulated deficits of $3,531,751. As at September 30, 2010 we had cash and cash equivalents of $334,365 and working capital deficit of $1,244,191. Further, we do not expect positive cash flow from operations in the near term. There is no assurance that actual cash requirements will not exceed our estimates.

We May Need to Raise Capital To Continue Our Operations.

Based upon our historical losses from operations, we will require additional funding in the future. If we cannot obtain capital through financings or otherwise, our ability to execute our development plans and achieve profitable operational levels will be greatly limited. Historically, we have funded our operations through the issuance of equity and short-term debt financing arrangements. We may not be able to obtain additional financing on favorable terms, if at all. Our future cash flows and the availability of financing will be subject to a number of variables, including demand for CRAiLAR® and CRAiLEXTM technologies. Further, debt financing could lead to a diversion of cash flow to satisfy debt-servicing obligations and create restrictions on business operations. If we are unable to raise additional funds, it would have a material adverse effect upon our operations.

Our Success is Dependent Upon the Acceptance of Our CRAiLAR® and CRAiLEXTM Technologies and Hemp Products.

Our success depends upon our achieving significant market acceptance of our CRAiLAR® and CRAiLEXTM Technology and demand for hemp products. Acceptance of our CRAiLAR® and CRAiLEXTM Technology will depend on the success of our promotional and marketing efforts and our ability to attract customers or partners. To date, we have not spent significant funds on marketing and promotional efforts, although in order to increase awareness of our hemp and other eco products we expect to spend a significant amount on promotion, marketing and advertising in the future. If these expenses fail to develop an awareness of our CRAiLAR® and CRAiLEXTM Technology and hemp products, these expenses may never be recovered and we may never be able to generate any significant future revenues. In addition, even if awareness of our CRAiLAR® and CRAiLEXTM Technology increases, we may not be able to produce enough product to meet demand.

We May Be Unable to Retain Key Employees or Management Personnel.

The loss of Messrs. Jason Finnis, Kenneth Barker, Guy Prevost or any of our key management personnel would have an adverse impact on our future development and could impair our ability to succeed. Our performance is substantially dependent upon the expertise of our Chief Operating Officer, Mr. Jason Finnis, and our Chief Executive Officer, Mr. Kenneth Barker, and other key management personnel and our ability to continue to hire and retain such personnel. Messrs. Finnis, Barker and Prevost spend substantially all, or most, of their working time with us and our subsidiaries. It may be difficult to find sufficiently qualified individuals to replace Mr. Finnis, Mr. Barker, Mr. Prevost or other key management personnel if we were to lose any one or more of them. The loss of Mr. Finnis, Mr. Barker or Mr. Prevost, or any of our other key management personnel could have a material adverse effect on our business, development, financial condition, and operating results. We do not maintain "key person" life insurance on any of our directors or senior executive officers.

Our Officers and Directors May Be Subject to Conflicts of Interest.

Certain of our officers and directors may be subject to conflicts of interest. Certain of our directors devote part of their working time to other business endeavors, including consulting relationships with other entities, and have responsibilities to other entities. Such conflicts include deciding how much time to devote to our affairs, as well as what business opportunities should be presented to us. Because of these relationships, certain of our directors may be subject to conflicts of interest. Currently, we have no policy in place to address such conflicts of interest. However, such directors have acknowledged their fiduciary duty to perform their duties in our best interest and those of our shareholders.

Government Regulation and Trade Restrictions Could Have a Negative Impact on Our Business.

Governments or special interest groups may attempt to protect existing industries through the use of duties, tariffs or public relations campaigns. These efforts may adversely affect interest in and demand for our CRAiLAR® and CRAiLEXTM Technology.

Moreover, any negative changes to international treaties and regulations such as NAFTA and to the effects of international trade agreements and embargoes imposed by such entities such as the World Trade Organization which could result in a rise in trade quotas, duties, taxes and similar impositions or which could limit the countries from whom we can purchase component materials, or which could limit the countries where we or our customers might market and sell products created using CRAiLAR® Technology, which could have an adverse effect on our business.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter our ability to carry on business. The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitability.

If Our Competitors Misappropriate Unpatented Proprietary Know-How and Our Trade Secrets, It May Have a Material Adverse Affect on Our Business.

The loss of or inability to enforce our trademark CRAiLAR® and other proprietary know-how, including our CRAiLAR® and CRAiLEXTM process, and trade secrets could adversely affect our business. We depend heavily on trade secrets and the design expertise of our employees. If any of our competitors copies or otherwise gains access to our trade secrets or develops similar technologies or processes independently, we would not be able to compete as effectively. The measures we take to protect our trade secrets and design expertise may not be adequate to prevent their unauthorized use. Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights. We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources. In addition, notwithstanding the rights we have secured in our intellectual property, other persons may bring claims against us that we have infringed on their intellectual property rights or claims that our intellectual property right interests are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate and therefore could have an adverse affect on our business.

Currency Fluctuations May Cause Translation Gains and Losses.

A significant portion of our expenses are incurred in Canadian dollars. As a result, appreciation in the value of these currencies relative to the United States dollar could adversely affect our operating results. Foreign currency translation gains and losses arising from normal business operations are credited to or charged against other income for the period incurred. Fluctuations in the value of Canadian dollars relative to United States dollars may cause currency translation gains and losses.

Risks Related to Our Common Stock

Sales of a Substantial Number of Shares of Our Common Stock May Result in Significant Downward Pressure on the Price of Our Common Stock and Could Affect Your Ability to Realize the Current Trading Price of Our Common Stock.

As of September 30, 2010, there were 35,313,202 shares of our common stock issued and outstanding. (As of March 7, 2011, there were 35,502,527 shares of our common stock issued and outstanding). Further, as of September 30, 2010 there were an aggregate of 4,364,877 Stock Options and 1,928,918 share purchase warrants outstanding that are exercisable into 4,364,877 shares of common stock (at a weighted average exercise price of $1.13) and 1,928,918 shares of common stock (at a weighted average exercise price of $1.54), respectively.

Any significant downward pressure on the price of our common stock as certain stockholders sell their shares of our common stock may encourage short sales. Any such short sales could place further downward pressure on the price of our common stock.

The Trading Price of Our Common Stock on the OTC Bulletin Board Has Been and May Continue to Fluctuate Significantly and Stockholders May Have Difficulty Reselling Their Shares.

During our fiscal year ended December 31, 2010, our common stock has traded as low as $0.63 and as high as $1.35. In addition to volatility associated with Bulletin Board securities in general, the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock:

  changes in the demand for hemp and other eco-friendly products;

  disappointing results from our marketing and sales efforts;

  failure to meet our revenue or profit goals or operating budget;

  decline in demand for our common stock;

  downward revisions in securities analysts' estimates or changes in general market conditions;

  lack of funding generated for operations;

  investor perception of our industry or our business prospects; and

  general economic trends.

In addition, stock markets have experienced extreme price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

Additional Issuances of Equity Securities May Result in Dilution to Our Existing Stockholders.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock. The Board of Directors has the authority to issue additional shares of our capital stock to provide additional financing in the future and the issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other stockholders. As a result of such dilution, if you acquire shares of our common stock, your proportionate ownership interest and voting power could be decreased. Further, any such issuances could result in a change of control.

We are not authorized to issue shares of preferred stock. However, there are provisions of British Columbia law that permit a company's board of directors, without shareholder approval, to issue shares of preferred stock with rights superior to the rights of the holders of shares of common stock. As a result, shares of preferred stock could be issued quickly and easily, adversely affecting the rights of holders of shares of common stock and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Although we have no present plans to issue any shares of preferred stock, the issuance of preferred stock in the future could adversely affect the rights of the holders of common stock and reduce the value of the common stock.

Our Common Stock is Classified as a "Penny Stock" Under SEC Rules Which Limits the Market For Our Common Stock.

Because our stock is not traded on the NASDAQ National Market or the NASDAQ Small Cap Market, and because the market price of the common stock is less than $5 per share, the common stock is classified as a "penny stock." Our stock has not traded above $5 per share. SEC Rule 15g-9 under the Exchange Act imposes additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as an "established customer" or an "accredited investor." This includes the requirement that a broker-dealer must make a determination that investments in penny stocks are suitable for the customer and must make special disclosures to the customers concerning the risk of penny stocks. Many broker-dealers decline to participate in penny stock transactions because of the extra requirements imposed on penny stock transactions. Application of the penny stock rules to our common stock reduces the market liquidity of our shares, which in turn affects the ability of holders of our common stock to resell the shares they purchase, and they may not be able to resell at prices at or above the prices they paid.

We Are a Canadian Company and a Majority of Our Directors and Officers Are Canadian Citizens and/or Residents, Which Could Make It Difficult for Investors to Enforce Judgments Against Us in the United States.

We are a company incorporated under the laws of the Province of British Columbia, Canada and a majority of our directors and officers reside in Canada. Therefore, it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers. All or a substantial portion of such persons' assets may be located outside the United States. As a result, it may be difficult for investors to effect service of process on our directors or officers, or enforce within the United States or Canada any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them. In addition, investors may not be able to commence an action in a Canadian court predicated upon the civil liability provisions of the securities laws of the United States. We have been advised by our Canadian counsel that there is doubt as to the enforceability, in original actions in Canadian courts, of liability based upon the U.S. federal securities laws and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of the U.S. federal securities laws. Therefore, it may not be possible to enforce those actions against us or any of our directors or officers.

A Decline in the Price of Our Common Stock Could Affect Our Ability to Raise Further Working Capital and Adversely Impact Our Operations.

A decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise additional capital for our operations. Because our operations to date have been principally financed through the sale of equity securities, a decline in the price of our common stock could have an adverse effect upon our liquidity and our continued operations. A reduction in our ability to raise equity capital in the future would have a material adverse effect upon our business plan and operations, including our ability to continue our current operations. If our stock price declines, we may not be able to raise additional capital or generate funds from operations sufficient to meet our obligations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that are and will be incorporated by reference into this prospectus, contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this prospectus include, among others, statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve assumptions, risks and uncertainties regarding, among others, the success of our business plan, availability of funds, government regulations, operating costs, our ability to achieve significant revenues, our business model and products and other factors. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms or other comparable terminology. In evaluating these statements, you should consider various factors, including the assumptions, risks and uncertainties outlined in this prospectus under "Risk Factors." These factors or any of them may cause our actual results to differ materially from any forward-looking statement made in this prospectus. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding future events, our actual results will likely vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. The forward-looking statements in this prospectus are made as of the date of this prospectus and we do not intend or undertake to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

INFORMATION ABOUT THE OFFERING

This reoffer prospectus relates to 7,057,640 shares of our common stock, without par value, that may be offered and resold from time to time by certain Eligible Participants in our 2010 Fixed Share Option Plan for their own account. Eligible Participants in our 2010 Fixed Share Option Plan consist of employees, directors, officers and consultants of our company or its related entities. Selling stockholders will consist of those Eligible Participants who are "affiliates" of our company, as defined in Rule 405 under the Securities Act.

DETERMINATION OF OFFERING PRICE

The selling stockholders may sell the common shares issued to them from time-to-time at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common shares by the selling stockholders pursuant to this prospectus. All of the 7,057,640 common shares which may be offered pursuant to this reoffer prospectus underlie awards that have been or may be granted under our 2010 Fixed Share Option Plan. We will receive proceeds from the exercise of any stock options that may be granted under the 2010 Fixed Share Option Plan. The exercise or purchase price per share, if any, of each award may not be less than the Fair Market Value (as defined in the 2010 Fixed Share Option Plan) of our company's common stock on the date of the grant. All proceeds, if any, from the exercise of these future options will be added to our working capital.

The selling stockholders will receive all proceeds from the sales of these shares, and they will pay any and all expenses incurred by them for brokerage, accounting or tax services (or any other expenses incurred by them in disposing of their shares).

DILUTION

Because the selling stockholders who offer and sell shares of common stock covered by this reoffer prospectus may do so at various times, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions, we have not included in this reoffer prospectus information about the dilution (if any) to the public arising from these sales.

SELLING STOCKHOLDERS

Our 2010 Fixed Share Option Plan provides that we may grant awards providing for the issuance of up to an aggregate of 7,057,640 shares under such plan, and 7,057,640 shares of common stock have been reserved for issuance under all awards that may be granted under our 2010 Fixed Share Option Plan. The Company's shareholders approved the 2010 Fixed Share Option Plan at an annual general meeting of shareholders held on September 22, 2010.

"Eligible Participants" who are entitled to participate in the 2010 Fixed Share Option Plan consist of employees, directors and consultants of (a) our company or (b) any of the following entities: (i) any "parent corporation" as defined in section 424(e) of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) any "subsidiary corporation" as defined in section 424(f) of the Code; or (iii) any business, corporation, partnership, limited liability company or other entity in which our company, a parent corporation or a subsidiary corporation holds a substantial ownership interest, directly or indirectly.

The selling stockholders named in this prospectus in the table below are "affiliates" of our company (as defined in Rule 405 under the Securities Act). Such selling stockholders are offering an aggregate of up to 4,239,327 shares offered through this prospectus, of which all 4,239,327 shares consist of shares underlying stock options that we have granted to the selling stockholders pursuant to our 2010 Fixed Share Option Plan.

If, subsequent to the date of this reoffer prospectus, we grant any further awards under the 2010 Fixed Share Option Plan to any Eligible Participants who are "affiliates" of our company (as defined in Rule 405 under the Securities Act), Instruction C of Form S-8 requires that we supplement this reoffer prospectus with the names of such affiliates and the amounts of securities to be reoffered by them as selling stockholders.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common shares held by each of the selling stockholders, including:

      the number of common shares owned by each selling stockholder prior to this offering;

      the total number of common shares that are to be offered by each selling stockholder;

      the total number of common shares that will be owned by each selling stockholder upon completion of the offering;

      the percentage owned by each selling stockholder; and

      the identity of the beneficial holder of any entity that owns the common shares.

Information with respect to beneficial ownership is based upon information obtained from the selling stockholders. Information with respect to "Shares Beneficially Owned Prior to the Offering" includes the shares issuable upon exercise of the stock options held by the selling stockholders as these options are exercisable within 60 days of the date hereof.

The "Number of Shares Being Offered" includes the common shares that have been or may be acquired by the selling stockholders pursuant to the exercise of stock options granted to the selling stockholders pursuant to our 2010 Fixed Share Option Plan. Information with respect to "Shares Beneficially Owned After the Offering" assumes the sale of all of the common shares offered by this prospectus and no other purchases or sales of our common shares by the selling stockholders. Except as described below and to our knowledge, the named selling stockholder beneficially owns and has sole voting and investment power over all common shares or rights to these common shares.

Name of Selling Stockholder	Shares Beneficially Owned Prior to the Offering (1)		Number of Shares Being Offered	Shares Beneficially Owned Upon Completion of the Offering (1)
	Number	Percent		Number	Percent
Directors and Executive Officers:
Kenneth Barker	2,469,849 (2)	6.5%	2,400,000	69,849	Less than 1%
Jason Finnis (3)	2,950,692 (3)	8.1%	1,065,877	1,884,815	5.2%
Larisa Harrison (3)
Guy Prevost	577,450 (4)	1.6%	523,450	54,000	Less than 1%
Robert Edmunds	2,123,141 (5)	6.0%	50,000	2,073,141	5.8%
Peter Moore	2,100,000 (6)	5.9%	50,000	2,050,000	5.8%
Miljenko Horvat	831,031 (7)	2.3%	25,000	806,031	2.3%
Jeremy Jones	125,000 (8)	Less than 1%	125,000	Nil	Nil
Directors and Executive Officers as a group (8 persons):	11,177,163(9)	28.1%	4,239,327	6,937,836	17.4%

(1)        Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. For the purposes of this prospectus, however, we have included all shares issuable under options, whether or not all options have vested. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the date of this prospectus. As of March 7, 2011, there were 35,502,527 shares issued and outstanding.

(2)        This figure represents (i) 69,849 shares of common stock and (ii) 300,000 vested stock options exercisable into 300,000 shares of common stock at $0.99 per share expiring August 26, 2015.

In addition, this figure includes the following non-vested stock options: (i) 500,000 stock options exercisable into 500,000 shares of common stock at $1.45 per share expiring October 14, 2011; (ii) 500,000 stock options exercisable into 500,000 shares of common stock at $1.17 expiring October 20, 2014; (iii) 600,000 stock options exercisable into 600,000 shares of common stock at $0.99 expiring August 26, 2015; and (iv) 500,000 stock options exercisable into 500,000 shares of common stock at $0.87 expiring November 25, 2015.

(3)        Jason Finnis and Larissa Harrison are married. This figure represents the combined beneficial ownership of both of them. This figure consists of: (i) 1,751,335 shares held of record jointly by Jason Finnis and Larisa Harrison, 61,030 shares of common stock held of record by Jason Finnis, and 72,250 shares of common stock held of record by Larisa Harrison; (ii) 125,000 vested stock options held of record by Jason Finnis exercisable into 125,000 shares of common stock at $1.12 expiring on January 21, 2012; (iii) 125,000 vested stock options held of record by Larisa Harrison exercisable into 125,000 shares of common stock at $1.12 expiring on January 21, 2012; (iv) 66,471 vested stock options held of record by Jason Finnis exercisable into 66,471 shares of common stock at $1.02 expiring on August 9, 2015; (v) 66,470 vested stock options held of record by Larisa Harrison exercisable into 66,470 shares of common stock at $1.02 expiring on August 9, 2015; (vi) 31,256 vested stock options held of record by Jason Finnis exercisable into 31,256 shares of common stock at $0.87 expiring on November 25, 2015; and (vii) 31,256 vested stock options held of record by Larisa Harrison exercisable into 31,256 shares of common stock at $0.87 expiring on November 25, 2015.

In addition, this figure includes the following non-vested stock options: Mr. Finnis holds (i) 300,000 non-vested stock options exercisable into 300,000 shares of common stock at $1.17 expiring on October 20, 2014, (ii) 66,468 non-vested stock options exercisable into 66,468 shares of common stock at $1.02 expiring on August 9, 2015, and (iii) 93,744 non-vested stock options exercisable into 93,744 shares of common stock at $0.87 expiring on November 25, 2015; Ms. Harrison holds (i) 66,468 non-vested stock options exercisable into 66,468 shares of common stock at $1.02 expiring on August 9, 2015, and (ii) 93,744 non-vested stock options exercisable into 93,744 shares of common stock at $0.87 expiring on November 25, 2015.

(4)        This figure includes (i) 54,000 shares of common stock and (ii) stock options to purchase 523,450 shares of our common stock.

(5)        This figure consists of: (i) 1,753,604 shares of common stock held of record by Robert Edmunds; (ii) 262,500 shares of common stock held of record by Lesley Hayes, the wife of Robert Edmunds; (iii) 25,000 vested stock options held of record by Robert Edmunds exercisable into 25,000 shares of common stock at $1.12 per share expiring on January 21, 2012; (iv) 10,000 vested stock options held of record by Lesley Hayes exercisable into 10,000 shares of common stock at $1.12 per share expiring on January 21, 2012; (v) 6,261 vested stock options held of record by Robert Edmunds exercisable into 6,261 shares of common stock at $0.87 per share expiring on November 25, 2015; (vi) 2,511 vested stock options held of record by Lesley Hayes exercisable into 2,511 shares of common stock at $0.87 expiring on November 25, 2015; and (vii) 37,037 warrants held of record by Robert Edmunds exercisable into 37,037 shares of common stock at $1.95 per share expiring on July 3, 2011.

In addition, this figure includes the following non-vested stock options: Mr. Edmunds holds 18,739 non-vested stock options exercisable into 18,739 shares of common stock at $0.87 expiring on November 25, 2015; and Ms. Hayes holds 7,489 non-vested stock options exercisable into 7,489 shares of common stock at $0.87 expiring on November 25, 2015.

(6)        This figure includes (i) 2,050,000 shares of common stock and (ii) stock options to purchase 50,000 shares of our common stock.

(7)        This figure includes (i) 768,531 shares of common stock, (ii) stock options to purchase 25,000 shares of our common stock, and (iii) warrants to purchase 37,500 shares of our common stock.

(8)        This figure includes stock options to purchase 125,000 shares of our common stock.

(9)        This figure includes (i) 8,679,551 shares of common stock and (ii) stock options to purchase 4,377,500 shares of our common stock.

PLAN OF DISTRIBUTION

2010 Fixed Share Option Plan

August 16, 2010, our Board of Directors adopted the 2010 Fixed Share Option Plan, under which an aggregate of 7,057,640 shares may be issued.

The purpose of the 2010 Fixed Share Option Plan is to enhance our long-term stockholder value by offering opportunities to our directors, officers, employees and eligible consultants to acquire and maintain stock ownership in order to give these persons the opportunity to participate in our growth and success, and to encourage them to remain in our service.

The 2010 Fixed Share Option Plan is to be administered by our Board of Directors or a committee appointed by and consisting of two or more members of the Board of Directors, which shall determine, among other things, (i) the persons to be granted awards under the 2010 Fixed Share Option Plan; (ii) the number of shares or amount of other awards to be granted; and (iii) the terms and conditions of the awards granted. The Company may issue shares, options, stock appreciation rights, deferred stock rights, dividend equivalent rights, among others, under the 2010 Fixed Share Option Plan. An aggregate of 7,057,640 of our shares may be issued pursuant to the grant of awards under the 2010 Fixed Share Option Plan.

An award may not be exercised after the termination date of the award and may be exercised following the termination of an Eligible Participant's continuous service only to the extent provided by the administrator under the 2010 Fixed Share Option Plan. If the administrator under the 2010 Fixed Share Option Plan permits an Eligible Participant to exercise an award following the termination of continuous service for a specified period, the award terminates to the extent not exercised on the last day of the specified period or the last day of the original term of the award, whichever occurs first. In the event an Eligible Participant's service has been terminated for "cause," he or she shall immediately forfeit all rights to any of the awards outstanding.

The foregoing summary of the 2010 Fixed Share Option Plan is not complete and is qualified in its entirety by reference to the 2010 Fixed Share Option Plan.

Timing of Sales

Subject to the foregoing, the selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

No Known Agreements to Resell the Shares

To our knowledge, no selling stockholder has any agreement or understanding, directly or indirectly, with any person to resell the shares covered by this prospectus.

Offering Price

The sales price offered by the selling stockholders to the public may be:

  the market price prevailing at the time of sale;

  a price related to such prevailing market price; or

  such other price as the selling stockholders determine from time to time.

The sales price to the public will vary according to the selling decisions of each selling stockholder and the market for our stock at the time of resale.

Manner of Sale

The shares may be sold by means of one or more of the following methods:

  a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

  ordinary brokerage transactions in which the broker solicits purchasers;

  through options, swaps or derivatives;

  privately negotiated transactions; or

  in a combination of any of the above methods.

The selling stockholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

Broker-dealers may agree with a selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder.

Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our selling stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any common shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

The selling stockholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular we will advise the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, during such times as a selling stockholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling stockholder must comply with applicable law and, among other things:

  may not engage in any stabilization activities in connection with our common stock;

  may not cover short sales by purchasing shares while the distribution is taking place; and

  may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Penny Stock Rules

The SEC has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "institutional accredited investors." The term "institutional accredited investor" refers generally to those accredited investors who are not natural persons and fall into one of the categories of accredited investor specified in subparagraphs (1), (2), (3), (7) or (8) of Rule 501 of Regulation D promulgated under the Securities Act, including institutions with assets in excess of $5,000,000.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form required by the SEC, obtain from the customer a signed and dated acknowledgement of receipt of the disclosure document and to wait two business days before effecting the transaction. The risk disclosure document provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account.

The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

State Securities Laws

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses include, but are not limited to, legal, accounting, printing and mailing fees. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Legal matters in connection with the validity of the shares offered by this prospectus will be passed upon for us by McMillan LLP of Vancouver, British Columbia, Canada.

The consolidated financial statements for our year ended December 31, 2009 incorporated in this prospectus by reference from the our Annual Report on Form 10-K have been audited by Dale Matheson Carr-Hilton Labonte LLP, Chartered Accountants ("DMCL"), an independent registered public accounting firm, as stated in their reports dated April 9, 2010. The reports of DMCL, which are incorporated herein by reference from our Annual Report on Form 10-K for the year ended December 31, 2009, and the consolidated financial statements for the year ended December 31, 2009, have been so incorporated in reliance upon such report given upon on the authority of such firms as experts in auditing and accounting.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant, nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

MATERIAL CHANGES

There have been no material changes in our affairs since the end of our last fiscal year on December 31, 2009 to the date of this prospectus, other than those changes that have been described in our Quarterly Reports on Form 10-Q for our fiscal quarter ended March 31, 2010 (filed with the SEC on May 21, 2010), our fiscal quarter ended June 30, 2010 (filed with the SEC on August 16, 2010), and our fiscal quarter ended September 30, 2010 (filed with the SEC on November 15, 2010), in our Current Reports on Form 8-K that we filed with the SEC on May 21, 2010, August 5, 2010, August 12, 2010, August 24, 2010, September 24, 2010, January 19, 2011 and February 17, 2011.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you be referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be a part of this prospectus, except for any information superseded by information in this prospectus.

The following documents filed by our company with the SEC are incorporated herein by reference:

(a)        our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC on April 13, 2010;

(b)        our Current Reports on Form 8-K, as filed with the SEC on May 21, 2010, August 5, 2010, August 12, 2010, August 24, 2010, September 24, 2010, January 19, 2011 and February 17, 2011;

(c)        our Quarterly Reports on Form 10-Q for our fiscal quarter ended March 31, 2010 (filed with the SEC on May 21, 2010), our fiscal quarter ended June 30, 2010 (filed with the SEC on August 16, 2010), and our fiscal quarter ended September 30, 2010 (filed with the SEC on November 15, 2010); and

(d)        the description of our common stock which is contained in Part II to the registration statement on Form S-8 filed with the SEC in relation to this prospectus, including all amendments and reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document that is also incorporated by reference in this registration statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any of all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. We will provide this information upon oral or written request at no expense to the requester. Any request for this information shall be directed to Mr. Guy Prevost, our Chief Financial Officer, at the following address and phone number:

Guy Prevost, Chief Financial Officer
402-1008 Homer Street
Vancouver, British Columbia V6B 2X1
Tel: (604) 683-8582

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any supplement that we have referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company under the Exchange Act and we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any material that we file with the SEC at the Public Reference Section, at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding issuers that file electronically with the SEC. This prospectus is part of a registration statement on Form S-8 that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities offered, including certain exhibits. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC's Internet site.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Business Corporations Act (British Columbia) and our Articles.

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

__________

NATURALLY ADVANCED TECHNOLOGIES INC.

7,057,640 Shares of Common Stock to be Offered and Sold by Selling Stockholders

March 21, 2011

____________________________________

REOFFER PROSPECTUS

____________________________________

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this reoffer prospectus. Any information or representations not herein contained, if given or made, must not be relied upon as having been authorized by Naturally Advanced Technologies Inc. (the "Company"). This reoffer prospectus does not constitute an offer or solicitation in respect to these securities in any jurisdiction in which such offer or solicitation would be unlawful. The delivery of this reoffer prospectus shall not, under any circumstances, create any implication that there has been no change in the affairs of the Company or that the information contained herein is correct as of any time subsequent to the date of this reoffer prospectus. However, in the event of a material change, this reoffer prospectus will be amended or supplemented accordingly.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.            Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are incorporated into this Registration Statement by reference:

(a)        our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC on April 13, 2010;

(b)        our Current Reports on Form 8-K, as filed with the SEC on May 21, 2010, August 5, 2010, August 12, 2010, August 24, 2010, September 24, 2010, January 19, 2011 and February 17, 2011;

(c)        our Quarterly Reports on Form 10-Q for our fiscal quarter ended March 31, 2010 (filed with the SEC on May 21, 2010), our fiscal quarter ended June 30, 2010 (filed with the SEC on August 16, 2010), and our fiscal quarter ended September 30, 2010 (filed with the SEC on November 15, 2010); and

(d)        the description of our common stock which is contained in Part II to the registration statement on Form S-8 filed with the SEC in relation to this prospectus, including all amendments and reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any of all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. We will provide this information upon oral or written request at no expense to the requester. Any request for this information shall be directed to Mr. Guy Prevost, our Chief Financial Officer, at the following address and phone number:

Guy Prevost, Chief Financial Officer
402-1008 Homer Street
Vancouver, British Columbia V6B 2X1
Tel: (604) 683-8582

You may read and copy any reports, statements or other information we have filed at the Public Reference Section of the SEC, at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings are also available on the Internet at the SEC's website at http://www.sec.gov.

Item 4.            Description of Securities.

Not applicable.

Item 5.            Interests of Named Experts and Counsel.

No expert or counsel named in this registration statement as having prepared or certified any part of this registration statement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of such securities was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company, nor was any such person connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Item 6.            Indemnification of Directors and Officers.

Our officers and directors are indemnified as provided by the Business Corporations Act (British Columbia) and our Articles.

A director is not liable under the Business Corporations Act if the director relies, in good faith, on (a) financial statements of the company represented to the director by an officer of the company or in a written report of the auditor of the company to fairly reflect the financial position of the company, (b) a written report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by that person, (c) a statement of fact represented to the director by an officer of the company to be correct, or (d) any record, information or representation that the court considers provides reasonable grounds for the actions of the director, whether or not (i) the record was forged, fraudulently made or inaccurate, or (ii) the information or representation was fraudulently made or inaccurate. A director is similarly not liable under the Business Corporations Act if the director did not know and could not reasonably have known that the act done by the director or authorized by the resolution voted for or consented to by the director was contrary to the Business Corporations Act.

Under the Business Corporations Act, a company may indemnify a current or former officer or director against any judgment, penalty or fine imposed in connection with, or amount paid in settlement of, any legal proceeding or investigative action in which such officer or director is a party by reason of such individual having been an officer or director. A corporation may pay all expenses incurred by an officer or director actually and reasonably incurred in connection with such a proceeding and must pay all expenses reasonably incurred if the officer or director is, at least, substantially successful on the merits in the outcome of the proceeding. Among other circumstances, a corporation shall not indemnify a current or former officer or director if such individual did not act honestly and in good faith with a view to the best interests of the corporation or if the individual did not have reasonable grounds for believing that his or her conduct in respect of which the proceeding was brought was lawful. Further, a corporation cannot indemnify or cover the expenses of any officer or director in respect of any proceeding brought by or on behalf of the corporation. The Supreme Court of British Columbia may on the application of a corporation or individual seeking indemnification, order indemnification of any liability or expense incurred by such individual.

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.            Exemption from Registration Claimed.

Not applicable.

Item 8.            Exhibits.

The following is a complete list of exhibits filed as a part of this Registration Statement, which Exhibits are incorporated herein.

Exhibit Number	Description of Exhibit
4.1	2010 Fixed Share Option Plan.(1)
5.1	Legal Opinion of McMillan LLP.*
23.1	Consent of McMillan LLP.(2)
23.2	Consent of Dale Matheson Carr-Hilton Labonte LLP.*
24.1	Power of Attorney (Included in Signature Page).

*           Filed herewith.

(1)        Filed as an exhibit to our Quarterly Report for the quarter ended September 30, 2010, as filed with the SEC on November 15, 2010, and incorporated herein by reference.

(2)        Included in Exhibit 5.1

Item 9.            Undertakings.

The undersigned registrant hereby undertakes:

1.        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)        to include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)        to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; provided that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)        to include any material information with respect to the plan of distribution.

provided, however, that paragraphs (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 14(d) of the Exchange Act that are incorporated by reference into this registration statement.

2.        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.        To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia on the21st day of March, 2011.

NATURALLY ADVANCED TECHNOLOGIES INC. By: "Kenneth C. Barker" Kenneth C. Barker Chief Executive Officer and a director

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Barker as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.
Signature	Title	Date
"Kenneth C. Barker" Kenneth C. Barker	Chief Executive Officer and a director	March 21, 2011
"Guy Prevost" Guy Prevost	Chief Financial Officer and a director	March 21, 2011
"Jason Finnis" Jason Finnis	President, Chief Operating Officer and a director	March 21, 2011
"Larisa Harrison" Larisa Harrison	Chief Administrative Officer, Secretary, Treasurer and a director	March 21, 2011
"Robert Edmunds" Robert Edmunds	Director	March 21, 2011
"Miljenko Horvat" Miljenko Horvat	Director	March 21, 2011
"Jeremy Jones" Jeremy Jones	Director	March 21, 2011

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